SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): June 10, 1994


               ORANGE AND ROCKLAND UTILITIES, INC.
     (Exact name of Registrant as specified in its charter)

Incorporated in New York      1-4315         13-1727729
(State or Other               (Commission    (IRS Employer
Jurisdiction of               File Number)   Identification
Incorporation)                               Number)


        One Blue Hill Plaza, Pearl River, New York  10965
      (Address of principal executive offices)  (zip code)


    Registrant's telephone number, including area code: (914) 352-6000

Items 1. - 4.  Not Applicable.

Item 5.        Other Events.

     The Company's annual shareholders' meeting was convened on May 11, 1994. During the meeting, the shareholder voting polls were formally opened on three specific proposals and, thereafter, were closed with regard to two of these proposals. The polls on the proposal to remove James F. Smith from the Company's Board of Directors for cause were left open and the shareholders' meeting was adjourned until June 10, 1994 with regard to that proposal.

     At the adjourned annual shareholders' meeting held on June 10, 1994, 82.58 percent of the outstanding shares of the Company were voted in favor of the proposal to remove James F. Smith from the Company's Board of Directors for cause. The affirmative vote of eighty percent of such shares was required to pass this proposal. Accordingly, the proposal was passed and Mr. Smith was removed from the Company's Board of Directors for cause.


Items 6. - 8.  Not Applicable.


                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ORANGE AND ROCKLAND UTILITIES, INC.


                              By:/s/ Victor A. Roque
                                 Victor A. Roque
                                 Vice President, General Counsel
                                   and Secretary


Dated:  June 17, 1994